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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  July 1, 1997
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                            PATTERSON ENERGY, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                       0-22664                  75-2504748
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(State or other jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)

4510 Lamesa Highway, Snyder, Texas                                       79549
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(Address of principal executive offices)                                Zip Code


Registrant's telephone number, including area code:  915-573-1104
                                                     ------------

                                   No Change
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         (Former name or former address, if changed since last report.)
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ITEM 5.   OTHER EVENTS.

         On July 1, 1997 the Registrant issued the following press release:

              PATTERSON ENERGY, INC. DECLARES 2-FOR-1 STOCK SPLIT

SNYDER, TEXAS, JULY 1, 1997-PATTERSON ENERGY, INC. (NASDAQ:PTEN) announced today that the Board of Directors of Patterson has approved a 2-for-1 stock split of its Common Stock, $.01 Par Value, to stockholders of record on July 11, 1997, to be distributed on July 25, 1997. As a result of the stock split, each stockholder of Patterson will receive an additional share of Common Stock for each share owned on the record date. Based on the number of shares of Common Stock currently outstanding (7,369,257 shares), the number of shares of Common Stock to be outstanding on the distribution date (July 25, 1997) will be 14,738,514 shares.

Patterson Energy, Inc., a Snyder, Texas based energy company, is one of the leading providers of domestic land drilling services to major and independent oil and gas companies and, to a lesser extent, is engaged in the development, exploration, acquisition and production of oil and natural gas. Patterson has 87 land-based drilling rigs (81 of which are currently operable) and focuses its operations primarily in Texas and southeast New Mexico.

For further information, contact:

Patterson Energy, Inc.
Cloyce A. Talbott, Chairman and Chief Executive Officer
James C. Brown, Vice President-Finance and Chief Financial Officer
915-573-1104

Shimmerlik Corporate Communications, Inc.
Warren M. Shimmerlik
212-247-5200

          4510 Lamesa Highway - Snyder, Texas 79549 - 915-573-1104
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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                PATTERSON ENERGY, INC.


Date: July 15, 1996                             By: /s/ James C. Brown
                                                   ---------------------------
                                                    James C. Brown
                                                    Vice President-Finance